UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

Opower, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36377	26-0542549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 North Courthouse Road, 8th Floor

Arlington, Virginia 22201

(Address of principal executive offices) (Zip Code)

(703) 778-4544

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 11, 2015, Opower, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal second quarter ended June 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

Below is supplemental financial information for historical periods relating to the Company’s revised presentation of revenue and the associated cost of revenue in its consolidated statement of operations. The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

	Q1 2014 YTD	Q2 2014 QTD	Q2 2014 YTD	Q3 2014 QTD	Q3 2014 YTD	Q4 2014 QTD	Q4 2014 YTD
Revenue:
Subscription	26,191	28,458	54,649	29,953	84,602	30,875	115,477
Services	2,382	2,789	5,171	3,821	8,992	3,970	12,962

Total Revenue	28,573	31,247	59,820	33,774	93,594	34,845	128,439

Cost of revenue:
Subscription	6,836	7,772	14,608	8,506	23,114	8,902	32,016
Services	3,099	3,001	6,100	2,706	8,806	3,303	12,109

Total cost of revenue	9,935	10,773	20,708	11,212	31,920	12,205	44,125
Gross profit	18,638	20,474	39,112	22,562	61,674	22,640	84,314

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated as of August 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPOWER, INC.

Date: August 11, 2015	By:	/s/ Thomas Kramer
	Name:	Thomas Kramer
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated as of August 11, 2015.